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                                                                  EXHIBIT 1(iii)


                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                    THE INTERNATIONAL BUSINESS COMPANIES ACT
                                    (CAP.291)
                          CERTIFICATE OF INCORPORATION
                                                                    (SECTION 11)

No. 189457

The Registrar of Companies of the British Virgin Islands HEREBY CERTIFIES pursuant to the International Business Companies Act, (Cap. 291) that

         DF CHINA TECHNOLOGY INC.

is incorporated in the British Virgin Islands as an International Business Company, and that the former name of the said company was

         DRANSFIELD CHINA PAPER CORPORATION

which name has been changed 28th day of March, 2000 to

         DF CHINA TECHNOLOGY INC.

                                       Given under my hand and seal at
                                       Road Town, in the Territory of the
                                       British Virgin Islands
         [SEAL]

                                       /s/

                                       REGISTRAR OF COMPANIES



                                                                  Exhibit 1(iii)
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